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                                                                  Exhibit 10.12e

                                                                 EXECUTION COPY

                                 AMENDMENT NO. 5
                                       TO
                                CREDIT AGREEMENT

         AMENDMENT NO. 5 TO CREDIT AGREEMENT (the "AMENDMENT"), dated as of May 13, 1999, among American Architectural Products Corporation, a Delaware corporation, Eagle & Taylor Company, a Delaware corporation, Forte, Inc., an Ohio corporation, Western Insulated Glass, Co., an Arizona corporation, Thermetic Glass, Inc., a Delaware corporation, Binnings Building Products, Inc., a Delaware corporation, Danvid Window Company, a Delaware corporation, Modern Window Corporation, formerly known as Modern Window Acquisition Corporation, a Delaware corporation, American Glassmith, Inc., formerly known as American Glassmith Acquisition Corporation, a Delaware corporation, VinylSource, Inc., a Delaware corporation, American Weather-Seal Company, formerly known as Weather-Seal Acquisition Corporation, a Delaware corporation, Eagle Window & Door Center, Inc., a Delaware corporation, Denver Window Company, formerly known as Denver Window Acquisition Corporation, a Delaware corporation, AAPC One Acquisition Corporation, a Delaware corporation, and AAPC Two Acquisition Corporation, a Delaware corporation (the "BORROWERS"), the institutions party to the Credit Agreement (the "LENDERS"), and BankBoston, N.A., in its capacity as contractual representative for itself and the other Lenders (the "AGENT") under that certain Credit Agreement, dated as of June 9, 1998, as amended, by and among the Borrowers, the Lenders and the Agent (the "CREDIT AGREEMENT"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

         WHEREAS, the Borrowers, the Lenders and the Agent have entered into the Credit Agreement; and

         WHEREAS, the Borrowers, the Lenders and the Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent agree as follows:

         1. Amendment to the Credit Agreement. Effective as of the date first above written, unless otherwise specified herein, and subject to the execution of this Amendment by the parties hereto and the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

         1.1 Section 1.1 is hereby amended as follows:

         (a) The definition of "Aggregate Revolving Loan Commitment" is hereby amended and restated as follows:



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         "AGGREGATE REVOLVING LOAN COMMITMENT means the aggregate of the
         Revolving Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is Twenty-Five Million and 00/100 Dollars ($25,000,000.00); provided, however, that the Aggregate Revolving Loan Commitment for the period beginning May 13, 1999 and ending August 13, 1999 shall equal Thirty-Five Million and 00/100 Dollars ($35,000,000.00).

         (b) The following are hereby inserted alphabetically into Section 1.1:

         "BANKBOSTON LEASING RESERVE" means $1,800,000."

         "ELIGIBLE BANKBOSTON LEASING RESERVE" means an amount equal to fifty percent (50%) of the aggregate dollar amount of leases entered into between BankBoston Leasing and the Borrowers; provided, however, that, for purposes of this Agreement, the Eligible BankBoston Leasing Reserve shall not exceed the BankBoston Leasing Reserve."

         (c) The definition of "Borrowing Base" is hereby amended to insert after the phrase "eighty-five percent (85%) of the Gross Amount of the Borrowers' Eligible Receivables" the phrase "minus the Eligible BankBoston Leasing Reserve,"

         (d) The definition of "Revolving Loan Commitment" is hereby amended to delete therefrom the period contained at the end thereof and substitute therefor the following:

         "; provided, however, that, during the period beginning May 13, 1999 and ending August 13, 1999, notwithstanding the amounts set forth on Exhibit A or on any such assignment and acceptance agreement, the Revolving Loan Commitments in the aggregate shall equal $35,000,000 and the Lenders shall share such increase in the Aggregate Revolving Loan Commitment equally."

         1.2 Section 7.3(C) is hereby amended to insert therein the following clause (v):

         "(v) Liens in favor of BankBoston Leasing securing assets equaling $1,800,000 in value."

         1.3 Section 7.3(D)(vii) is hereby amended and restated as follows and shall be deemed to have been effective as of April 14, 1999:

         "(vii) Investments in TM Window and Door Company not exceeding $3,850,000 in the aggregate; provided, however, that such Investments shall be reduced to $3,350,000 in the aggregate by September 30, 1999."


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         1.4 Section 7.3(J) is hereby amended to insert immediately at the end thereof the following:

         "provided, however, that American Weather-Seal Company shall be allowed to enter into such a lease for its manufacturing facilities, excluding all personal property located therein, in Ottawa, Ohio and such lease shall not constitute Indebtedness for purposes of the limitation set forth in Section 7.3(a)(vii)(4); provided further, that one-hundred percent (100%) of the proceeds resulting from the aforementioned transaction, aside from costs and commissions related to the closing of such transaction, are applied to reduce the outstanding Obligations under this Agreement."

         1.5 Section 7.3(S) is hereby amended and restated as follows and shall be deemed to have been effective as of April 14, 1999:

         "(S) Limitation on Revolving Credit Availability. The Borrowers shall not permit the Revolving Credit Availability to be less than (i) Three Million Five Hundred Thousand Dollars ($3,500,000.00) between April 30, 1999 and May 17, 1999, and (ii) Ten Million Dollars ($10,000,000) between May 18, 1999 through June 1, 1999 and at any time between April 15 and June 1 or between October 15 and December 1 of any year thereafter.

         2. Conditions Precedent. This Amendment shall become effective as of the date above written, if, and only if, the Agent has received (i) an amendment fee, on behalf of the Lenders which execute this Amendment, equal to $62,500 in same day funds, (ii) duly executed originals of this Amendment from the Borrowers, the Required Lenders and the Agent, (iii) evidence that all amounts due and payable to Sidley & Austin for services rendered in connection with the Credit Agreement and all Amendments thereto have been paid in full in same day funds, (iv) evidence from the Borrowers or the United States Trust Company of New York that the holders of the Senior Notes have consented, under the terms of the Senior Notes, to the increase in the Aggregate Revolving Loan Commitment set forth herein, and (v) copies of amended and restated promissory notes executed by the Borrowers.

         3. Representations and Warranties of the Borrowers. The Borrowers hereby represent and warrant as follows:

         (a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms.

         (b) Upon the effectiveness of this Amendment, the Borrowers hereby reaffirm all representations and warranties made in the Credit Agreement, and to the extent the same are not amended hereby, agree that all such


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representations and warranties shall be deemed to have been remade as of the date of delivery of this Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

         4. Reference to and Effect on the Credit Agreement.

         (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) The Credit Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

         (c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

         5. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Illinois.

         6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         7. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


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         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.


AMERICAN ARCHITECTURAL                         BANKBOSTON, N.A., individually
PRODUCTS CORPORATION                           and as Agent

EAGLE AND TAYLOR COMPANY                       By:   /s/ W. J. Sherald
                                                   --------------------------
                                                   Title:  Vice President
FORTE, INC.

WESTERN INSULATED GLASS, CO.

THERMETIC GLASS, INC.

BINNINGS BUILDING PRODUCTS, INC.

DANVID WINDOW COMPANY

MODERN WINDOW CORPORATION

AMERICAN GLASSMITH, INC.

VINYLSOURCE, INC.

AMERICAN WEATHER-SEAL
COMPANY

EAGLE WINDOW & DOOR CENTER, INC.

DENVER WINDOW COMPANY

AAPC ONE ACQUISITION CORPORATION

AAPC TWO ACQUISITION CORPORATION

By:    /s/ Frank J. Amedia
       ------------------------------
       (on behalf of the above-listed parties)
       Name: Frank J. Amedia
       Title:  President & CEO